Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Transoma Medical, Inc.:

We consent to the use of our report included  herein and to the reference to our firm under the heading “Experts” in the Form S-1.

Our report dated September 26, 2007 states that the Company adopted the provisions of Statement of Financial Accounting Standards  No. 123R, Share-Based Payment, on July 1, 2006 and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, in the year ended June 30, 2007

/s/ KPMG LLP

Minneapolis, Minnesota
November 27, 2007